Exhibit 99.1

            VIACOM STATEMENT REGARDING LAWSUIT TO ENJOIN BLOCKBUSTER
                            SPLIT-OFF EXCHANGE OFFER

NEW YORK, NEW YORK, September 20, 2004 - Viacom Inc. (NYSE: VIA, VIA.B) said today that the lawsuit filed on September 17, 2004 in the Court of Chancery of Delaware seeking to enjoin the company's Blockbuster split-off exchange offer is entirely without merit. The suit named Viacom Inc., National Amusements Inc. and each of Viacom's directors as defendants and, among other things, alleges that the related Prospectus-Offer to Exchange omits material information.

Information About the Exchange Offer

Stockholders of Viacom are advised to read Viacom's Tender Offer Statement on Schedule TO, Blockbuster's Registration Statement on Form S-4 and the
Prospectus-Offer to Exchange, as well as any other documents relating to the exchange offer that are filed with the SEC when they become available because they will contain important information. Stockholders of Viacom may obtain copies of these documents for free at the SEC's website at http://www.sec.gov or from Viacom Investor Relations at 1-800-516-4399. Viacom stockholders may also request copies of the exchange offer documents from Viacom's information agent, MacKenzie Partners, Inc., located at 105 Madison Avenue, New York, NY 10016, at
(800) 322-2885 (toll-free) in the United States or at (212) 929-5500 (collect) elsewhere.

Viacom Contacts:

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
Media:                                               Analysts/Investors:
Carl Folta                                           Martin Shea
Senior Vice President, Corporate Relations           Senior Vice President, Investor Relations
(212) 258-6352                                       (212) 258-6515
carl.folta@viacom.com                                marty.shea@viacom.com

Susan Duffy                                          James Bombassei
Vice President, Corporate Relations                  Vice President, Investor Relations
(212) 258-6347                                       (212) 258-6377
susan.duffy@viacom.com                               james.bombassei@viacom.com